Form 20-F/A (Amendment No. 1)

EXHIBIT 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of China Yuchai International Limited (the “Company”) hereby certifies, to such officer’s knowledge that:

(i) the accompanying Annual Report on Form 20-F, as amended by this Form 20-F/A, of the Company for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ TEO TONG KOOI
Name:	Teo Tong Kooi
Title:	President and Director

Date: May 30, 2008

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. 1350, and is not being filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Form 20-F/A (Amendment No. 1)

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of China Yuchai International Limited (the “Company”) hereby certifies, to such officer’s knowledge that:

(i) the accompanying Annual Report on Form 20-F, as amended by this Form 20-F/A, of the Company for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ LAI SENG FATT
Name:	Lai Seng Fatt
Title:	Group Financial Controller (person performing the function of principal financial officer for matters described in this Form 20-F/A)*

Date: May 30, 2008

*	As announced on March 20, 2008, Mr. Hoh Weng Ming was appointed Chief Financial Officer of the Company with effect from May 1, 2008 in place of Mr. Ho Tuck Chuen who resigned due to health reasons. Mr. Lai Seng Fatt, who was appointed to the position of Group Financial Controller of the Company in January 2008 from his position of finance manager at GPac Technology (S) Pte Ltd, a subsidiary of Hong Leong Asia, worked closely with Mr. Ho Tuck Chuen on, and has been performing the function of senior financial officer responsible for, the matters described in this Form 20-F/A. It is therefore believed by the Company that the Section 906 certification required to be signed by the Chief Financial Officer should accordingly be signed by Mr. Lai Seng Fatt.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. 1350, and is not being filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.